UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIGHTPATH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LightPath Technologies, Inc.

PROXY STATEMENT SUPPLEMENT

Annual Meeting of Stockholders

November 20, 2024

 ______________________________

This proxy statement supplement, dated November 15, 2024 (this “Supplement”), supplements and amends the definitive proxy statement (the “Proxy Statement”) of LightPath Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2024 and relating to the Company’s fiscal year 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 20, 2024 at 11:00 a.m. Eastern Time, online via live webcast at http://web.viewproxy.com/LightPath/2024.

On November 1, 2024, Forvis Mazars, LLP (“Forvis Mazars”), entered into a transaction with MSL, P.A. (“MSL”), the Company's independent registered public accounting firm, whereby substantially all shareholders and employees of MSL became partners and employees of Forvis Mazars. As a result, on November 13, 2024, MSL resigned as the Company’s independent registered public accounting firm, effective on November 21, 2024. MSL’s audit reports on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The primary purpose of this Supplement is to withdraw the proposal seeking stockholder ratification of the appointment of MSL as our independent registered public accounting firm for the year ended June 30, 2025 (“Proposal 3”). The Company will hold the Annual Meeting as previously scheduled, and at the Annual Meeting, the Company intends to hold the vote on all matters described in the Proxy Statement, except Proposal 3. Any votes cast with respect to Proposal 3 will be disregarded. The Company does not intend to submit at the Annual Meeting any other proposal with respect to the ratification of the appointment of an independent registered public accounting firm.

A representative of MSL is expected to attend the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares on all other proposals described in the Proxy Statement.

Supplemental Disclosure for the Proxy Statement

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has begun a process to select a successor independent registered public accounting firm for the year ending June 30, 2025.

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MSL’s audit reports on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2024 and 2023, and through the effective date of MSL’s resignation, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and MSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to MSL’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for the applicable year, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On November 15, 2024, MSL furnished the Company with a letter addressed to the SEC stating it agrees with the statements made by the Company under Item 4.01 of its Form 8-K filed on November 15, 2024. A copy of MSL’s letter was filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on November 15, 2024.

Voting Matters

If you have already submitted your proxy for the Annual Meeting by mail, Internet or by telephone, you do not need to take additional action unless you wish to revoke your proxy or otherwise change your vote. If you are a stockholder of record and have not already voted, you may vote by proxy over the telephone or online by following the instructions on the original proxy voting instructions you received. If you received a proxy card and have not already voted, the same proxy card that was previously provided with the Proxy Statement can be used to vote. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (in “street name”), you should have received voting instructions from that organization rather than from us, and you should follow the voting instructions you received to ensure that your vote is counted. For additional information regarding how to vote, please refer to page 9 of the Proxy Statement.

If you are a stockholder of record and would like to change or revoke your prior vote, you may submit a new proxy by telephone or online at www.AALvote.com/LPTH. You may also revoke your proxy by submitting a new proxy card with a date after which your original proxy card or vote was dated, by sending timely written notice that you are revoking your proxy to our Corporate Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by attending the Annual Meeting and voting online. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares in “street name,” you may revoke your voting instructions and submit new voting instructions by informing the broker, bank or other agent in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 11 of the Proxy Statement.

Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated, except that votes cast regarding Proposal 3 will be disregarded.

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